UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2006

THREE FIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-4373	86-0654102
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
7702 E. Doubletree Ranch Road, Suite 300
Scottsdale, AZ
85258
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: 602-389-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Exhibits
SIGNATURES
EX-99.1

Item 8.01 Other Events.
Three-Five Systems Plan Confirmed, Exits Bankruptcy
Three-Five Systems, Inc. (the “Registrant”) has received approval of its Plan of Reorganization from the bankruptcy court overseeing its Chapter 11 proceeding in Phoenix, Arizona. The bankruptcy court entered the Order confirming the Company’s Plan on August 30, 2006, and also approved a comprehensive Settlement Agreement between the Company, its subsidiary TFS Electronic Manufacturing Systems, Inc. (“EMS”), the Official Committee of Unsecured Creditors in the bankruptcy case of EMS, and CGSNW-Willows, LLC, the primary landlord for EMS.
The bankruptcy court’s decision came after a hearing held on July 26, 2006. The bankruptcy court overruled objections to confirmation of the Company’s Plan and to approval of the Settlement Agreement filed by the Official Committee of Equityholders.
The Effective Date under the Plan is expected to be September 11, 2006, at which time the board of directors of the Company will consist of Lyron Bentovim (a current board member), G. Grant Lyon, Peter S. Davis, Robert Nahom, and David Buchanan. Messrs. Lyon and Davis are independent board members. The board of the Company, after the Effective Date, will manage the wind down of the Company.
The complete press release is attached hereto as Exhibit 99.1.
Item 9.01 Exhibits

Exhibit 99.1	Press release of Three-Five Systems, Inc. dated September 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE FIVE SYSTEMS, INC.

Date: September 5, 2006	By: /s/ Carl H. Young
Name: Carl H. Young III
Title: Chief Restructuring Officer